Exhibit 11.1

                          WIRELESS TELECOM GROUP, INC.
                        COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)

                                                      For the Three Months           For the Six Months
                                                         Ended June 30,                Ended June 30,
                                                  ---------------------------   ---------------------------
                                                       2000           1999           2000           1999
                                                  ------------   ------------   ------------   ------------
Income from continuing operations                 $    194,810   $    635,095   $    857,488   $  1,178,372

  Income from discontinued operations
  and gain on sale of test equipment business
  net of income tax                                         --         34,819             --      3,595,671
                                                  ------------   ------------   ------------   ------------
Net Income                                        $    194,810   $    669,914   $    857,488   $  4,774,043
                                                  ============   ============   ============   ============

BASIC EARNINGS:

Weighted average number of common shares
Outstanding                                         17,240,038     17,520,410     17,201,150     17,538,752
                                                  ============   ============   ============   ============

Basic earnings per common share:
    Continuing operations                         $       0.01   $       0.04   $       0.05   $       0.07
    Discontinued operations                               0.00           0.00           0.00           0.20
                                                  ------------   ------------   ------------   ------------
                                                  $       0.01   $       0.04   $       0.05   $       0.27
                                                  ============   ============   ============   ============

DILUTED EARNINGS:

Weighted average number of common shares
Outstanding                                         17,240,038     17,520,410     17,201,150     17,538,752
Stock options                                          324,710             --        635,007             --
                                                  ------------   ------------   ------------   ------------
Weighted average number of common shares
outstanding, as adjusted                            17,564,748     17,520,410     17,836,157     17,538,752
                                                  ============   ============   ============   ============

Diluted earnings per common share:
    Continuing operations                         $       0.01   $       0.04   $       0.05   $       0.07
    Discontinued operations                               0.00           0.00           0.00           0.20
                                                  ------------   ------------   ------------   ------------
                                                  $       0.01   $       0.04   $       0.05   $       0.27
                                                  ============   ============   ============   ============

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